Exhibit 4.1

THIRD AMENDMENT AGREEMENT

This THIRD AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of March 14, 2019, by and among UNITED STATES CELLULAR CORPORATION, a Delaware corporation (the “Borrower”), COBANK, ACB, as Administrative Agent (the “Administrative Agent”), and each of the financial institutions executing this Agreement and identified as a Lender on the signature pages hereto (the “Lenders”).

RECITALS

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement, dated as of June 15, 2016 (as the same has been and may be further amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”); and
WHEREAS, the Administrative Agent and Lenders have agreed to certain modifications to the Credit Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Agreement, each of the Borrower, the Guarantors, the Administrative Agent and the Lenders party hereto hereby agrees as follows:

SECTION 1.    Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
SECTION 2.    Amendments. In reliance on the representations and warranties of the Borrower and the Guarantors contained in this Agreement and in connection with the Borrower’s request therefor, and subject to the effectiveness of this Agreement as described in Section 6 below, the Credit Agreement is hereby amended in the following particulars:
(A)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Rate” to read as follows:
“Applicable Rate” means, from time to time, (i) with respect to Eurodollar Rate Loans, 1.75% and (ii) with respect to Base Rate Loans, 0.75%.
(B)    Schedule 10.06 to the Credit Agreement is hereby amended and restated by replacing it in its entirety with Schedule 10.06 attached hereto as Annex A.
SECTION 3.    No Novation. This Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document. Except as expressly provided in this Agreement, the execution and delivery of this Agreement does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Loan Documents, and the Loan Documents shall remain in full force and effect.
SECTION 4.    Representations and Warranties The Borrower hereby represents and warrants to the Lenders as follows:
(A)    The Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by the Borrower and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other applicable laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(B)    The representations and warranties of the Borrower set forth in the Loan Documents are true and correct in all material respects as of the date hereof as if made on the date hereof (except to the extent (i) such representation and/or warranty expressly refers to an earlier date, in which case such representation and/or warranty is true and correct in all material respects as of such earlier date or (ii) such representation and/or warranty is qualified by materiality qualifiers, in which case such representation and/or warranty shall be true and correct in all respects as written), except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement.
(C)    No Event of Default under the Loan Documents has occurred and is continuing as of this date.

SECTION 5.    Effectiveness. This Agreement shall be effective as of the date of, and shall bind all parties only upon, the satisfaction by the Borrower or the waiver by the Administrative Agent of each of the following:
(A)    Receipt by the Administrative Agent of an execution counterpart of this Agreement, duly executed by the Borrower, each Guarantor and each Lender; and
(B)    Receipt by the Administrative Agent of an amendment fee in an aggregate amount equal to $191,250.00 (the “Amendment Fee”), which Amendment Fee shall be payable for the account of each Lender ratably based on the outstanding amount of such Lender’s Committed Loans as of the date of this Agreement.
SECTION 6.    Fees and Costs. The Borrower agrees to pay to the Administrative Agent, (i) the amendment fee described in Section 5(B) hereof and (ii) in accordance with the terms of, and subject to the limitations set forth in, Section 10.04(a) of the Credit Agreement, all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, including, without limitation, the reasonable fees and expenses of counsel retained by the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and all other instruments and documents contemplated hereby.
SECTION 7.    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement. Any such counterpart may be delivered by facsimile, email or similar electronic transmission and shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Agreement.
SECTION 8.    Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with all provisions of the Credit Agreement, including the governing law provisions thereof.

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Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

UNITED STATES CELLULAR CORPORATION,
as the Borrower

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance, Chief Financial Officer and Treasurer

By:	/s/ Peter L. Sereda
Peter L. Sereda
Authorized Representative, and Senior Vice President - Finance of Telephone and Data Systems, Inc., Parent Company of Borrower

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COBANK, ACB, as Administrative Agent and a Lender

By:	/s/ Andy Smith
Andy Smith
Managing Director

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AGCHOICE FARM CREDIT, ACA, on behalf of itself and its wholly-owned subsidiaries, AgChoice Farm Credit, FLCA, and AgChoice Farm Credit, PCA, as a Voting Participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Joshua L. Larock
Name: Joshua L. Larock
Title: Vice President

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AGFIRST FARM CREDIT BANK, as a Voting Participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Steven J. O'Shea
Name: Steven J. O'Shea
Title: Vice President

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AMERICAN AGCREDIT, FLCA, as a Voting Participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Daniel K. Hansen
Name: Daniel K. Hansen
Title: Vice President

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COMPEER FINANCIAL, FLCA, as a Voting Participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Jeremy Voigts
Name: Jeremy Voigts
Title: Director-Capital Markets

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FARM CREDIT BANK OF TEXAS, as a Voting Participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Ria Estrada
Name: Ria Estrada
Title: Vice President

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FARM CREDIT MID-AMERICA, FLCA, f/k/a Farm Credit Services of Mid-America, FLCA, as a Voting Participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Tabatha Hamilton
Name: Tabatha Hamilton
Title: Vice President Capital Markets

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FARM CREDIT WEST, FLCA, as a Voting Participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Nathan Garcin
Name: Nathan Garcin
Title: VP

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FARM CREDIT SERVICES OF AMERICA, FLCA, as a Voting Participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Curt A. Brown
Name: Curt A. Brown
Title: Vice President

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AGCOUNTRY FARM CREDIT SERVICES, FLCA (f/k/a Commercial Finance Group, for Ag Country Farm Credit Services, FLCA), as a Voting Participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Pam Beatty
Name: Pam Beatty
Title: Vice President

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GREENSTONE FARM CREDIT SERVICES, FLCA, as a Voting Participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Shane Prichard
Name: Shane Prichard
Title: VP of Capital Markets

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MIDATLANTIC FARM CREDIT, FLCA, as a Voting Participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ James F. Jones, Jr.
Name: James F. Jones, Jr.
Title: Vice-President

ANNEX A

SCHEDULE 10.06

VOTING PARTICIPANTS

1.	AgChoice Farm Credit, ACA, on behalf of itself and its wholly-owned subsidiaries, AgChoice Farm Credit, FLCA, and AgChoice Farm Credit, PCA

2.	AgFirst Farm Credit Bank

3.	American AgCredit, FLCA

4.	Compeer Financial, FLCA

5.	Farm Credit Bank of Texas

6.	Farm Credit Mid-America, FLCA, f/k/a Farm Credit Services of Mid-America, FLCA

7.	Farm Credit West, FLCA

8.	Farm Credit Services of America, FLCA

9.	AgCountry Farm Credit Services, FLCA (f/k/a FCS Commercial Finance Group, for AgCountry Farm Credit Services, FLCA)

10.	GreenStone Farm Credit Services, FLCA

11.	MidAtlantic Farm Credit, FLCA